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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report:  June 12, 2000 (Date of Earliest Event Reported:  June 6, 2000)




                               CLARUS CORPORATION
             (Exact name of Registrant as specified in its charter)


         Delaware                             0-24277                         58-1972600
(State or other jurisdiction of        (Commission File No.)       (IRS Employer Identification No.)
 incorporation or organization)


                             3970 Johns Creek Court
                                   Suite 100
                             Suwanee, Georgia 30024
          (Address of principal executive offices, including zip code)
                                 (770) 291-3900
              (Registrant's telephone number, including area code)



          (Former name or Former Address if Changed Since Last Report)




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ITEM 4.  Changes In Registrant's Certifying Accountant

Arthur Andersen LLP was previously the principal accountants for Clarus Corporation (the "Registrant"). On June 6, 2000, Arthur Andersen LLP's appointment as principal accountants was terminated and KPMG LLP was appointed as principal accountants, subject to KPMG LLP's completion of their client acceptance procedures. The decision to change accountants was approved by the audit committee and the full board of directors of the Registrant.

During the Registrant's two most recent fiscal years ended December 31, 1999, and the subsequent interim period through June 6, 2000, there were no disagreements between the Registrant and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant's two most recent fiscal years and the subsequent interim period through June 6, 2000.

The audit reports of Arthur Andersen LLP on the financial statements of Clarus Corporation as of and for the fiscal years ended December 31, 1999 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Arthur Andersen LLP is attached as Exhibit 16.1.

During the Registrant's two most recent fiscal years ended December 31, 1999, and the subsequent interim period through June 6, 2000, the Registrant did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.


ITEM 7.   Financial Statements, Pro Forma Information and Exhibits

     (c)  Exhibits

          16.1 Letter of Arthur Andersen LLP regarding change in certified accountant.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CLARUS CORPORATION


Date: June 12, 2000                     /s/  Mark D. Gagne
                                        --------------------------
                                        MARK D. GAGNE
                                        Chief Financial Officer